Exhibit 10.1

June 10th, 2011

PLASTIC 2 OIL
JBI INC COMPANY

Steve Manolis,P.Eng. General Manager
Coco Asphalt Engineering
A Division of Coco Paving Inc.
Mobile 416-708-5468
Email:smanolis@cocegroup.com
Office:416-633-9670
Fax:416-633-5318

Supply & Service Agreement

Coco Asphalt Engineering
A Division of Coco Paving Inc.

Dear Jeff:

This letter confirms that Coco Asphalt Engineering A Division of Coco Paving Inc. Mississauga, Ontario, Canada and JBI INC of 1783 Allanport Road, Thorold Ontario (collectively the "Parties") have agreed to proceed with the following terms, pricing, and conditions, defined in this definitive agreement in supplying the Coco asphalt Engineering - A division of Coco Paving Inc. with the following cost saving services for their petroleum distillate/diesel purchases.

JET INC will supply the Coco Asphalt Engineering A Division of Coco Paving Inc. with the following cost saving services:

Petroleum Distillate /Diesel Purchases:
JBI INC will start providing a Petroleum Distillate product to Coca Asphalt Engineering- A division of Coco Paving, to be used in it's manufacturing division ( emulsion ) starting June 10th. 2011, at a discount price of $0.69/litre for a one (1) year period with first option of renewal and purchased solely on Coco's approved weekly/biweekly/monthly demand basis.

THE FOREGOING IS ACCEPTED AS A SUPPLY AND SERVICE AGREEMENT FOR THE FOLLOWING DEPARTMENTS.

Accepted By:  ____________________________________________

Bob Molodynia
VP Business Development JBI, Inc
1783 Allanport Rd.
Thorold, Ontario, Canada LOS 1K0
(905)384-4383 ext. 225

Coco Asphalt Engineering
  A Division of Coco Paving Inc.

  Accepted By:
Steve Manolis, P.Eng.
General Manager
Coco Asphalt Engineering
A Division of Coco Paving Inc. Mobile 416-708-5468
Email smanolis@cocogroup.com
Office 416-633-9670
Fax 416-633-5318

Dated: June 10th, 2011